Free Writing Prospectus (To the Prospectus dated August 31, 2010, the Prospectus Supplement dated May 27, 2011 and Index Supplement dated May 31, 2011)	Filed Pursuant to Rule 433 Registration No. 333-169119 August 15, 2012

$ Market Plus Notes due February 26, 2014 Linked to the Performance of a Basket of Exchange-Traded Funds Global Medium-Term Notes, Series A

General

•                   Senior unsecured obligations of Barclays Bank PLC maturing February 26, 2014†.

•                   Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.

•                   The Notes are expected to price on or about August 17, 2012†† (the “pricing date”) and are expected to issue on or about August 22, 2012†† (the “issue date”).

Key Terms	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
Issuer:	Barclays Bank PLC
Reference Asset:

An equally-weighted basket (the “basket”) comprised of the following exchange-traded funds (each of which are referred to as a “basket component” or an “ETF” and collectively as the “basket components” or the “ETFs”):

	Basket Components	Bloomberg Service Page	Weight	Initial Price
	The Materials Select Sector SPDR® Fund	XLB UP <Equity>	1/3	[•]
	The Industrial Select Sector SPDR® Fund	XLI UP <Equity>	1/3	[•]
	The Energy Select Sector SPDR® Fund	XLE UP <Equity>	1/3	[•]
Contingent Minimum Return:	0.00%
Barrier Level:	70, which is 70% of the initial basket level
Payment at Maturity:

If the closing basket level is equal to or greater than the barrier level on each day during the observation period, you will receive at maturity a cash payment equal to the sum of (a) principal amount of your Notes and  (b) the product of 100% of your principal amount and the greater of (a) the contingent minimum return and (b) the reference asset return, calculated as follows per $1,000 principal amount Note:

$1,000 + [$1,000 x the greater of (a) Contingent Minimum Return and (b) Reference Asset Return]

If the closing basket level is below the barrier level on any day during the observation period, you will receive at maturity a cash payment equal to the sum of (a) principal amount of your Notes and  (b) the product of 100% of your principal amount and the reference asset return, calculated as follows per $1,000 principal amount Note:

$1,000 + [$1,000 x Reference Asset Return]

You may lose some or all of your principal if you invest in the Notes. If the closing basket level is below the barrier level on any day during the observation period, your Notes will be fully exposed to any declines in the basket and you may lose some or all of your investment at maturity.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.  In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Reference Asset Return:	The performance of the basket from the initial basket level to the final basket level, calculated as follows: Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level:	Set to 100 on the pricing date.
Final Basket Level:	The closing basket level on the final valuation date.

Closing Basket Level:

On any day during the observation period, the closing basket level will be calculated as follows:

100 x [1 + (XLB return x 1/3) + (XLI return x 1/3) +  (XLE return x 1/3) ]

The returns set forth in the formula above reflect the performance of each basket component as described under “ETF Return” below.

ETF Return:

The performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price
Initial Price

Where,

Initial Price = for each basket component, the closing price of the basket component on the pricing date, as set forth in the table above.

Final Price = for each basket component and for any day during the observation period, the closing price of the basket component on such day during the observation period.

Closing Price:

With respect to each basket component on any day during the observation period, the official closing price per share of the ETF on such day as displayed on the Bloomberg Professional® service page noted in the table above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

In certain circumstances, the closing price of an ETF will be based on the alternate calculation of the reference asset as described in “Reference Asset—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in the accompanying prospectus supplement.

Observation Period:	Each scheduled trading day between the pricing date and the final valuation date, inclusive, on which a market disruption event has not occurred nor is continuing in respect of any basket component.
Scheduled Trading Day:

A day, as determined by the calculation agent, on which the primary exchange(s) or market(s) of trading for shares or other interests in the ETFs or the shares of any successor funds are scheduled to be open for trading and trading is generally conducted on such market(s) or exchange(s).

Final Valuation Date:	February 21, 2014†
Maturity Date:	February 26, 2014†
Calculation Agent:	Barclays Bank PLC
CUSIP/ISIN:	06741TEL7/ US06741TEL70

†                     Subject to postponement in the event of a market disruption event as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

††                Expected.  In the event we make any change to the expected pricing date and issue date, final valuation date and maturity date will be changed so that the stated term of the Notes remains the same.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-6 of the prospectus supplement, “Risk Factors” beginning on page IS-2 of the index supplement and “Selected Risk Considerations” beginning on page FWP-7 of this free writing prospectus.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public[1]	Agent’s Commission	Proceeds to Barclays Bank PLC
Per Note	100%	%	%
Total	$	$	$

1                     The price to the public for any single purchase by an investor in certain trust accounts, who is not being charged the full selling concession or fee by other dealers of approximately   %, is    %.  The price to the public for all other purchases of Notes is 100%.

The Notes are not bank deposits and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.  The Notes are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

JPMorgan Placement Agent

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus dated August 31, 2010, the prospectus supplement dated May 27, 2011, the index supplement dated May 31, 2011, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering.  Buyers should rely upon the prospectus, prospectus supplement, index supplement and any relevant free writing prospectus or pricing supplement for complete details.  You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, index supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430).  A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue —Attn: US InvSol Support, New York, NY 10019.

You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this free writing prospectus.  We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance.  In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this free writing prospectus together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 and the index supplement dated May 31, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part.  This free writing prospectus, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and the index supplement, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•                  Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•                  Prospectus Supplement dated May 27, 2011:

 http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

•                  Index Supplement dated May 31, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511154632/d424b3.htm

Our SEC file number is 1-10257.  As used in this free writing prospectus, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes.  The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000.  The hypothetical total returns and examples set forth below assume the initial price for each basket component, final price for each basket component and final basket levels as set forth below.  The actual initial prices will be determined on the pricing date, and the actual final prices and resulting final basket level will be determined on the final valuation date.  The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The examples below do not take into account any tax consequences from investing in the Notes.

		Barrier Level Was Not Breached[1]		Barrier Level Was Breached[2]
Final Basket Level	Reference Asset Return	Payment at Maturity	Total Return on Notes	Payment at Maturity	Total Return on Notes
130	30.00%	$1,300.00	30.00%	$1,300.00	30.00%
120	20.00%	$1,200.00	20.00%	$1,200.00	20.00%
110	10.00%	$1,100.00	10.00%	$1,100.00	10.00%
105	5.00%	$1,050.00	5.00%	$1,050.00	5.00%
100	0.00%	$1,000.00	0.00%	$1,000.00	0.00%
95	-5.00%	$1,000.00	0.00%	$950.00	-5.00%
90	-10.00%	$1,000.00	0.00%	$900.00	-10.00%
80	-20.00%	$1,000.00	0.00%	$800.00	-20.00%
70	-30.00%	$1,000.00	0.00%	$700.00	-30.00%
60	-40.00%	N/A	N/A	$600.00	-40.00%
50	-50.00%	N/A	N/A	$500.00	-50.00%
40	-60.00%	N/A	N/A	$400.00	-60.00%
30	-70.00%	N/A	N/A	$300.00	-70.00%
20	-80.00%	N/A	N/A	$200.00	-80.00%
10	-90.00%	N/A	N/A	$100.00	-90.00%
0	-100.00%	N/A	N/A	$0.00	-100.00%

1  The barrier level will not be breached if the closing basket level is equal to or greater than the barrier level on each day during the observation period.

2  The barrier level will be breached if the closing basket level is below the barrier level on any day during the observation period.

FWP-1

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The closing basket level was equal to or greater than the barrier level on each day during the observation period, and the final basket level increases from the initial basket level of 100 to a final basket level of 110, resulting in a reference asset return of 5.00%.

Step 1: Calculate the ETF Return for each Basket Component.

Basket Component	Initial Price	Final Price	Weight	ETF Return
The Materials Select Sector SPDR® Fund	$35.86	$41.24	1/3	15%
The Industrial Select Sector SPDR® Fund	$36.60	$34.77	1/3	-5%
The Energy Select Sector SPDR® Fund	$72.10	$75.71	1/3	5%

The ETF return of each basket component is the performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price
Initial Price

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 x [1 + (15% x 1/3) + (-5% x 1/3) + (5% x 1/3)]  = 105

Step 3: Calculate the Reference Asset Return.

The reference asset return reflects the performance of the basket, calculated as follows:

= 5.00%

FWP-2

Step 4: Calculate the Payment at Maturity.

Because the closing basket level was equal to or greater than the barrier level on each day during the observation period, and the reference asset return of 5.00% is greater than the contingent minimum return, the investor will receive a payment at maturity as follows:

$1,000 + [$1,000 x Reference Asset Return]

$1,000 + [$1,000 x 5.00%] = $1,050.00

The total return on the investment of the Notes is 5.00%.

Example 2: The closing basket level was equal to or greater than the barrier level on each day during the observation period, and the final basket level decreases from the initial basket level of 100 to a final basket level of 95, resulting in a reference asset return of -5.00%.

Step 1: Calculate the ETF Return for each Basket Component.

Basket Component	Initial Price	Final Price	Weight	ETF Return
The Materials Select Sector SPDR® Fund	$35.86	$30.48	1/3	-15%
The Industrial Select Sector SPDR® Fund	$36.60	$34.77	1/3	-5%
The Energy Select Sector SPDR® Fund	$72.10	$75.71	1/3	5%

The ETF return of each basket component is the performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price
Initial Price

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 x [1 + (-15% x 1/3) + (-5% x 1/3) + (5% x 1/3)]  = 95

Step 3: Calculate the Reference Asset Return.

The reference asset return reflects the performance of the basket, calculated as follows:

= -5.00%

Step 4: Calculate the Payment at Maturity.

Because the closing basket level was equal to or greater than the barrier level on each day during the observation period, and the reference asset return of -5.00% is less than the contingent minimum return, the investor will receive a payment at maturity per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 x Contingent Minimum Return]

$1,000 + [$1,000 x 0.00%] = $1,000.00

The total return of the investment of the Notes is 0.00%.

FWP-3

Example 3: The closing basket level was below the barrier level on one or more days during the observation period, and the final basket level decreases from the initial basket level of 100 to a final basket level of 95, resulting in a reference asset return of -5.00%.

Step 1: Calculate the ETF Return for each Basket Component.

Basket Component	Initial Price	Final Price	Weight	ETF Return
The Materials Select Sector SPDR® Fund	$35.86	$30.48	1/3	-15%
The Industrial Select Sector SPDR® Fund	$36.60	$34.77	1/3	-5%
The Energy Select Sector SPDR® Fund	$72.10	$75.71	1/3	5%

The ETF return of each basket component is the performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price
Initial Price

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 x [1 + (-15% x 1/3) + (-5% x 1/3) + (5% x 1/3)]  = 95

Step 3: Calculate the Reference Asset Return.

The reference asset return reflects the performance of the basket, calculated as follows:

= -5.00%

Step 4: Calculate the Payment at Maturity.

Because the closing basket level was below the barrier level on one or more days during the observation period, the investor will receive a payment at maturity per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 x Reference Asset Return]

$1,000 + [$1,000 x -5.00%] = $950.00

The total return on the investment of the Notes is -5.00%.

Example 4: The closing basket level was below the barrier level on one or more days during the observation period, and the final basket level decreases from the initial basket level of 100 to a final basket level of 60, resulting in a reference asset return of -40.00%.

Step 1: Calculate the ETF Return for each Basket Component.

Basket Component	Initial Price	Final Price	Weight	ETF Return
The Materials Select Sector SPDR® Fund	$35.86	$17.93	1/3	-50%
The Industrial Select Sector SPDR® Fund	$36.60	$21.96	1/3	-40%
The Energy Select Sector SPDR® Fund	$72.10	$50.47	1/3	-30%

The ETF return of each basket component is the performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price
Initial Price

FWP-4

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 x [1 + (-50% x 1/3) + (-40% x 1/3) + (-30% x 1/3)]  = 60

Step 3: Calculate the Reference Asset Return.

The reference asset return reflects the performance of the basket, calculated as follows:

= -40.00%

Step 4: Calculate the Payment at Maturity.

Because the closing basket level was below the barrier level on one or more days during the observation period, the investor will receive a payment at maturity per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 x Reference Asset Return]

$1,000 + [$1,000 x -40.00%] = $600.00

The total return on the investment of the Notes is -40.00%.

Selected Purchase Considerations

•                  Market Disruption Events and Adjustments—The final valuation date, maturity date, payment at maturity and the reference asset are subject to adjustment as described in the following sections of the prospectus supplement:

o                 For a description of what constitutes a market disruption event with respect to an ETF and the basket as well as the consequences of that market disruption event, see “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

o                 For a description of further adjustments that may affect an ETF and the basket, see “Reference Assets—Equity Exchange-Traded Fund —Share Adjustments Relating to Securities with  the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket”.

If on or prior to the final valuation date, the shares or other interests in any of the ETFs (or any successor fund) are de-listed or any of the ETFs (or any successor fund) are liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then calculation agent may, in its sole discretion, elect to make an adjustment to the initial price of the affected basket component or to the method of determining the applicable ETF return or any other terms of the Notes as the calculation agent, in its sole discretion, determines appropriate to account for the de-listing, liquidation or termination, as applicable, would have had if the Notes represented an actual interest in such basket component equivalent to the notional interest of the Notes in the applicable basket component.

If the calculation agent elects not to make an adjustment as described in the preceding paragraph or determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent shall cause the maturity date to be accelerated to the fourth business day following the date of that determination and the payment at maturity that you will receive on the Notes will be calculated as though the date of early repayment were the stated maturity date of the Notes and as though the final valuation date were the date of de-listing, liquidation or termination, as applicable (or, if such day is not a scheduled trading day, the immediately preceding day that is a scheduled trading day).

As used above, the terms “successor fund” has the meanings set forth under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in the accompanying prospectus supplement.

FWP-5

•                  Limited Protection Against Loss—Payment at maturity of the principal amount of the Notes is protected against a decline in the basket over the term of the Notes but only to the extent that the closing basket level never falls below the barrier level between the pricing date and the final valuation date, inclusive.  Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Selected Risk Considerations—Credit of Issuer” in this free writing prospectus.

•                  Material U.S. Federal Income Tax Considerations— The material tax consequences of your investment in the Notes are summarized below.  The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described below.  This opinion assumes that the description of the terms of the Notes in this free writing prospectus is materially correct.

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below.  Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the basket components.  Subject to the discussion of Section 1260 below, if your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes.  Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

Although not entirely clear, it is possible that the purchase and ownership of the Notes could be treated as a “constructive ownership transaction” with respect to the basket components that is subject to the rules of Section 1260 of the Internal Revenue Code (the “Code”).  If your Notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your Notes that is attributable to the appreciation of the basket components over the term of your Notes would be recharacterized as ordinary income to the extent that such long-term capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the actual number of shares of each basket component referenced by your Notes on the date that you purchased your Notes and sold those shares on the date of the sale or maturity of the Notes (the “Excess Gain Amount”), and you would be subject to an interest charge on any deferred tax liability with respect to such Excess Gain Amount.  Because the maturity payment of the Notes will only reflect the appreciation or depreciation in the value of the shares of the basket components and will not be determined by reference to any short-term capital gains or ordinary income, if any, that is recognized by holders of shares of the basket components, and because the Reference Asset Return on the Notes is calculated without any leverage, we believe that (subject to the discussion below) the Excess Gain Amount should be equal to zero, and that the application of the constructive ownership rules should accordingly not have any adverse effects to you.  However, if you purchase your Notes at a discount, it is possible that the Excess Gain Amount could be greater than zero if the Internal Revenue Service successfully asserts that the discount at which you purchase your Notes should be taken into account in determining the Excess Gain Amount.  Furthermore, if an exchange traded fund is substituted for any of the basket components, the Excess Gain Amount could be greater than zero if you would have recognized short-term capital gain if you had directly owned that basket component and sold the basket component to purchase its substitute. You should be aware that, if the Notes are subject to the constructive ownership rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Notes (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.  Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Notes.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect.  Other alternative treatments for your Notes may also be possible under current law.  For example, it is possible that the Notes could be treated as a debt instrument that is subject to the special tax rules governing contingent payment debt instruments.  If your Notes are so treated, you would be required to accrue interest income over the term of your Notes and you would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes.  Any gain you recognize upon the sale or maturity of your Notes would be ordinary income and any loss recognized by you at such time would generally be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your Notes, and thereafter would be capital loss.

FWP-6

For a further discussion of the tax treatment of your Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement.  You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.  For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this free writing prospectus.

“Specified Foreign Financial Asset” Reporting.  Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns.  “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions:  (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities.  Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Non-U.S. Holders.  The Treasury Department has issued proposed regulations under Section 871 of the Code which could ultimately require us to treat all or a portion of any payment in respect of your Notes as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty).  You could also be required to make certain certifications in order to avoid or minimize such withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory.  You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the Notes when these regulations are finalized.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the ETFs or the component securities of the ETFs.  These risks are explained in more detail in the “Risk Factors” sections of the prospectus supplement, including but not limited to the risk factors discussed under the following headings:

o                 “Risk Factors—Risks Relating to All Securities”;

o                 “Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

o                 “Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o                 “Risk Factors— Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

o                 “Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”; and

o                 “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”.

In addition to the risks discussed under the headings above, you should consider the following:

•                  Your Investment in the Notes May Result in a Loss—The Notes do not guarantee any return of principal.  The return on the Notes at maturity is linked to the performance of the basket and will depend on whether, and the extent to which, the reference asset return is positive or negative.  In addition, if the closing basket level is below the barrier level on one or more days between the pricing date and the final valuation date, inclusive, your investment will be fully exposed to any decline in the final basket level from the initial basket level, and you may lose up to 100% of your initial investment.

•                  No Interest or Dividend Payments or Voting Rights— As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the ETFs would have.

•                  Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity— While the payment at maturity described in this free writing prospectus is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates.  As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the price you paid for your Notes, and any sale prior to the maturity date could result in a substantial loss to you.

•                  Lack of Liquidity— The Notes will not be listed on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice.  Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.  Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the

FWP-7

price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•                  Credit of Issuer — The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.  In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•                  Certain Features of Exchange-Traded Funds Will Impact the Value of the Notes—The performance of the ETFs do not fully replicate the performance of the related Select Sector Indices that the ETFs are designed to track (each, an “Underlying Index”), and an ETF may hold securities not included in its Underlying Index.  The value of the ETFs to which your Notes is linked are subject to:

o                 Management risk.  This is the risk that the investment strategy for the ETF, the implementation of which is subject to a number of constraints, may not produce the intended results.

o                 Derivatives risk.  An ETF may invest in futures contracts and other derivatives.  A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index.  Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus an ETF’s losses, and, as a consequence, the losses of your Notes, may be greater than if the ETF invested only in conventional securities.

•                  An ETF May Underperform its Underlying Index—The performance of an ETF may not replicate the performance of, and may underperform, its Underlying Index.  Unlike its Underlying Index, an ETF will reflect transaction costs and fees that will reduce its relative performance.  Moreover, it is also possible that an ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index; for example, due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the ETF, differences in trading hours between the ETF and securities comprising the Underlying Index or due to other circumstances.  Because the return on your Notes is linked to the performance of the ETFs and not the related Underlying Indices, the return on your Notes may be less than that of an alternative investment linked directly to the Underlying Indices.

•                  The Stocks Included in each ETF are Concentrated in One Particular Sector—All of the stocks included in each ETF are issued by companies in a particular sector, as described under “Information Relating to the ETFs” herein. As a result, the stocks that will determine the performance of an ETF are concentrated in one sector. Although an investment in the Notes will not give holders any ownership or other direct interests in the stocks underlying an ETF, the return on an investment in the Notes will be subject to certain risks associated with a direct equity investment in companies in the sectors underlying the ETFs.  Accordingly, by investing in the Notes, you will not benefit from the diversification which could result from an investment linked to companies that operate in a broader range of sectors.

•                  Changes in Levels of the Basket Components May Offset Each Other — The Notes are linked to a weighted basket comprised of three ETFs as described herein. Where the closing price of one of the basket components increases relative to its initial price, the closing price of another basket component may not increase by the same amount or may even decline. Therefore, in calculating the closing basket level on any day during the observation period, increases in one of the basket components may be moderated, or offset, by lesser increases or declines in another basket component.

•                  Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•                  Taxes— The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above.  As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Notes could be treated as ordinary income.  Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts.  While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity. The outcome of this process is uncertain.  You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•                  Suitability of the Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the prospectus supplement and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.

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•                  Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the prices of the ETFs on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o            the expected volatility of the ETFs, the Underlying Indices and securities comprising the Underlying Indices;

o            the time to maturity of the Notes;

o            the dividend rate underlying the ETFs;

o            interest and yield rates in the market generally;

o            a variety of economic, financial, political, regulatory or judicial events, particularly those impacting technology companies;

o            the supply and demand for the Notes;

o            our creditworthiness, including actual or anticipated downgrades in our credit ratings.

INFORMATION RELATING TO THE ETFS

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information”.  Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “40 Act”, are required to periodically file certain financial and other information specified by the SEC.  Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by the company issuing the ETF can be located by reference to the SEC file number specified below.

The summary information below regarding the company issuing the ETF comes from the issuer’s SEC filings and has not been independently verified by us.   We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the ETF with the SEC.  You are urged to refer to the SEC filings made by the issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects.  The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer or exchange-traded fund.

Description of the Materials Select Sector SPDR® Fund

We have derived all information contained in this free writing prospectus regarding the Materials Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from the Materials Select Sector SPDR® Fund’s prospectus dated January 31, 2012 and other publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSgA FM”).  The Materials Select Sector SPDR® Fund is an investment portfolio managed by SSgA FM, the investment adviser to the Materials Select Sector SPDR® Fund.  The Materials Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLB.”

The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Materials Select Sector SPDR® Fund.  Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index.  The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index (see the information set forth under “Equity Indices— S&P 500® Index” in the index supplement for more information about the S&P 500® Index).  The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.  The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Select Sector Trust or the Materials Select Sector SPDR® Fund, please see the Materials Select Sector SPDR® Fund’s prospectus.  In addition, information about the Select Sector Trust, SSgA FM and the Materials Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the Materials Select SPDR Fund, specifically, or the Select Sector SPDR Funds, in general; any information contained on the Select Sector Trust website; or of any other publicly available information about the Materials Select SPDR Fund. Information contained on the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.

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Investment Objective

The Materials Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the Materials sector, as represented by the Materials Select Sector Index.  The Materials Select Sector Index includes companies in the following industries: chemicals; metals & mining; paper & forest products; containers & packaging; and construction materials.   For additional information about the Materials Select Sector Index, see the section entitled “The Select Sector Indices” below.

Investment Strategy—Replication

The Materials Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of Materials Select Sector Index, which means that the Materials Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Materials Select Sector Index in approximately the same proportions as the Consumer Select Sector Index.  There may, however, be instances where SSgA FM may choose to overweight another stock in the Materials Select Sector Index, purchase securities not included in the Materials Select Sector Index that SSgA FM believes are appropriate to substitute for a security included in the Materials Select Sector Index or utilize various combinations of other available investment techniques in seeking to track the Materials Select Sector Index.  Under normal market conditions, the Materials Select Sector SPDR® Fund generally invests substantially all, but at least 95%, of its total assets in the securities composing the Materials Select Sector Index. In addition, the Materials Select Sector SPDR® Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM). Swaps, options and futures contracts, convertible securities and structured securities may be used by the Materials Select Sector SPDR® Fund in seeking performance that corresponds to the Materials Select Sector Index and in managing cash flows.  SSgA FM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the Materials Select Sector Index to be reflected in the portfolio composition of the Materials Select Sector SPDR® Fund. The Board of Trustees of the Select Sector Trust may change the Materials Select Sector SPDR® Fund’s investment strategy and certain other policies without shareholder approval.

There may, however, be instances where SSgA FM will utilize a sampling strategy. Sampling means that SSgA FM will use quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, which have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics.  These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

The Materials Select Sector Index is a theoretical financial calculation, while the Materials Select Sector SPDR® Fund is an actual investment portfolio.  The performance of the Materials Select Sector SPDR® Fund and the Materials Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.  For example, it may take several business days for additions and deletions to the Materials Select Sector Index to be reflected in the portfolio composition of the Materials Select Sector SPDR® Fund.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”

Disclaimer

The Notes are not sponsored, endorsed, sold or promoted by Select Sector Trust or SSgA FM.   Neither the Select Sector Trust nor SSgA FM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the Notes.  Neither the Select Sector Trust nor SSgA FM has any obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

The Select Sector Indices

The Materials Select Sector Index is one of the Select Sector Indices. Specifically, the Materials Select Sector Index is a modified market capitalization-based index and is intended to track the movements of companies that are components of the S&P 500® Index which are involved in the following industries: chemicals; metals & mining; paper & forest products; containers & packaging; and construction materials. As of December 31, 2011, the Materials Select Sector Index was comprised of 30 stocks.

The Select Sector Indices are sub-indices of the S&P 500® Index. Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the combined companies of the nine Select Sector Indices represent all of the companies in the S&P 500® Index. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The nine Select Sector Indices seek to represent the ten S&P 500® Index sectors. The S&P 500® Index sectors, with the approximate percentage of the market capitalization of the S&P 500® Index included in each sector as of August 13, 2012  indicated in parentheses: Consumer Discretionary (10.83%); Consumer Staples (11.20%); Energy (11.34%); Financials (14.25%); Health Care (11.76%); Industrials (10.25%); Information Technology (20.09%); Materials (3.35%); Telecommunication Services (3.28%); and Utilities (3.65%). Merrill, Lynch Pierce Fenner & Smith, Inc, acting as the Index Compilation Agent, determines the composition of the Select Sector Indices after consultation with Standard & Poor’s Financial Services LLC (“S&P”).

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Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•                  Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•                  The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

•                  The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of that company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index.

•                  Each Select Sector Index is calculated by S&P using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index. However, under certain conditions, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P that a Component Stock’s Select Sector Index assignment should be changed, S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

Historical Information

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Materials Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Materials Select Sector SPDR® Fund during the term of the Notes.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
March 30, 2007	38.74	34.21	37.95
June 29, 2007	41.34	38.05	40.39
September 28, 2007	43.20	36.31	42.12
December 31, 2007	43.77	38.73	41.67
March 31, 2008	42.43	36.73	40.25
June 30, 2008	45.94	41.50	41.65
September 30, 2008	41.17	32.32	33.00
December 31, 2008	32.60	19.88	22.74
March 31, 2009	24.21	18.06	22.21
June 30, 2009	28.31	22.59	25.80
September 30, 2009	32.31	24.24	30.90
December 31, 2009	33.49	29.29	33.00
March 31, 2010	34.92	29.95	33.88
June 30, 2010	35.14	28.36	28.36
September 30, 2010	33.41	28.06	32.78
December 31, 2010	38.50	32.68	38.50
March 31, 2011	40.70	36.99	40.03
June 30, 2011	40.91	36.66	39.38
September 30, 2011	40.57	31.81	33.61
December 30, 2011	35.99	28.53	33.50
March 31, 2012	37.89	34.43	36.97
June 30, 2012	37.47	32.76	35.29
August 13, 2012*	36.09	34.13	35.86

* For the period starting on July 1, 2012 and ending on August 13, 2012.

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Description of the Industrial Select Sector SPDR® Fund

We have derived all information contained in this free writing prospectus regarding the Industrial Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from the Industrial Select Sector SPDR® Fund’s prospectus dated January 31, 2012 and other publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSgA FM”).  The Industrial Select Sector SPDR® Fund is an investment portfolio managed by SSgA FM, the investment adviser to the Industrial Select Sector SPDR® Fund.  The Industrial Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLI.”

The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Industrial Select Sector SPDR® Fund.  Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index.  The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index (see the information set forth under “Equity Indices— S&P 500® Index” in the index supplement for more information about the S&P 500® Index).  The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.  The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Select Sector Trust or the Industrial Select Sector SPDR® Fund, please see the Industrial Select Sector SPDR® Fund’s prospectus.  In addition, information about the Select Sector Trust, SSgA FM and the Industrial Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the Industrial Select SPDR Fund, specifically, or the Select Sector SPDR Funds, in general; any information contained on the Select Sector Trust website; or of any other publicly available information about the Industrial Select SPDR Fund. Information contained on the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.

Investment Objective

The Industrial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the Industrial sector, as represented by the Industrial Select Sector Index.  The Industrial Select Sector Index includes companies in the following industries: aerospace & defense; industrial conglomerates; machinery; road & rail; air freight & logistics; commercial services & supplies; professional services; electrical equipment; construction & engineering; trading companies & distributors; airlines; and building products.   For additional information about the Industrial Select Sector Index, see the section entitled “The Select Sector Indices” below.

Investment Strategy—Replication

The Industrial Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of Industrial Select Sector Index, which means that the Industrial Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Industrial Select Sector Index in approximately the same proportions as the Consumer Select Sector Index.  There may, however, be instances where SSgA FM may choose to overweight another stock in the Industrial Select Sector Index, purchase securities not included in the Industrial Select Sector Index that SSgA FM believes are appropriate to substitute for a security included in the Industrial Select Sector Index or utilize various combinations of other available investment techniques in seeking to track the Industrial Select Sector Index.  Under normal market conditions, the Industrial Select Sector SPDR® Fund generally invests substantially all, but at least 95%, of its total assets in the securities composing the Industrial Select Sector Index. In addition, the Industrial Select Sector SPDR® Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM). Swaps, options and futures contracts, convertible securities and structured securities may be used by the Industrial Select Sector SPDR® Fund in seeking performance that corresponds to the Industrial Select Sector Index and in managing cash flows.  SSgA FM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the Industrial Select Sector Index to be reflected in the portfolio composition of the Industrial Select Sector SPDR® Fund. The Board of Trustees of the Select Sector Trust may change the Industrial Select Sector SPDR® Fund’s investment strategy and certain other policies without shareholder approval.

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There may, however, be instances where SSgA FM will utilize a sampling strategy. Sampling means that SSgA FM will use quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, which have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics.  These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

The Industrial Select Sector Index is a theoretical financial calculation, while the Industrial Select Sector SPDR® Fund is an actual investment portfolio.  The performance of the Industrial Select Sector SPDR® Fund and the Industrial Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.  For example, it may take several business days for additions and deletions to the Industrial Select Sector Index to be reflected in the portfolio composition of the Industrial Select Sector SPDR® Fund.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”

Disclaimer

The Notes are not sponsored, endorsed, sold or promoted by Select Sector Trust or SSgA FM.   Neither the Select Sector Trust nor SSgA FM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the Notes.  Neither the Select Sector Trust nor SSgA FM has any obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

The Select Sector Indices

The Industrial Select Sector Index is one of the Select Sector Indices. Specifically, the Industrial Select Sector Index is a modified market capitalization-based index and is intended to track the movements of companies that are components of the S&P 500® Index which are involved in the following industries: aerospace & defense; industrial conglomerates; machinery; road & rail; air freight & logistics; commercial services & supplies; professional services; electrical equipment; construction & engineering; trading companies & distributors; airlines; and building products. As of December 31, 2011, the Industrial Select Sector Index was comprised of 61 stocks.

The Select Sector Indices are sub-indices of the S&P 500® Index. Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the combined companies of the nine Select Sector Indices represent all of the companies in the S&P 500® Index. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The nine Select Sector Indices seek to represent the ten S&P 500® Index sectors. The S&P 500® Index sectors, with the approximate percentage of the market capitalization of the S&P 500® Index included in each sector as of August 13, 2012  indicated in parentheses: Consumer Discretionary (10.83%); Consumer Staples (11.20%); Energy (11.34%); Financials (14.25%); Health Care (11.76%); Industrials (10.25%); Information Technology (20.09%); Materials (3.35%); Telecommunication Services (3.28%); and Utilities (3.65%). Merrill, Lynch Pierce Fenner & Smith, Inc, acting as the Index Compilation Agent, determines the composition of the Select Sector Indices after consultation with Standard & Poor’s Financial Services LLC (“S&P”).

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•                  Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•                  The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

•                  The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of that company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index.

•                  Each Select Sector Index is calculated by S&P using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index. However, under certain conditions, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

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Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P that a Component Stock’s Select Sector Index assignment should be changed, S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

Historical Information

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Industrial Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Industrial Select Sector SPDR® Fund during the term of the Notes.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
March 30, 2007	36.76	34.64	35.55
June 29, 2007	39.52	35.61	38.92
September 28, 2007	41.49	37.25	40.95
December 31, 2007	41.77	37.57	39.08
March 31, 2008	38.60	34.50	37.07
June 30, 2008	39.57	33.80	34.01
September 30, 2008	35.89	29.80	30.63
December 31, 2008	29.86	20.00	23.48
March 31, 2009	24.73	15.36	18.43
June 30, 2009	23.79	18.84	21.96
September 30, 2009	27.31	20.56	26.34
December 31, 2009	28.55	25.27	27.79
March 31, 2010	31.42	26.90	31.23
June 30, 2010	33.36	27.45	27.45
September 30, 2010	31.48	27.01	31.28
December 31, 2010	34.91	30.98	34.90
March 31, 2011	38.03	35.04	37.68
June 30, 2011	38.70	35.21	37.24
September 30, 2011	38.28	29.15	31.44
December 30, 2011	34.28	28.37	33.75
March 31, 2012	38.15	34.49	37.42
June 30, 2012	37.66	33.34	35.67
August 13, 2012*	36.68	34.21	36.60

* For the period starting on July 1, 2012 and ending on August 13, 2012.

Description of the Energy Select Sector SPDR® Fund

We have derived all information contained in this free writing prospectus regarding the Energy Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from the Energy Select Sector SPDR® Fund’s prospectus dated January 31, 2012 and other publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSgA FM”).  The Energy Select Sector SPDR® Fund is an investment portfolio managed by SSgA FM, the investment adviser to the Energy Select Sector SPDR® Fund.  The Energy Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLE.”

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The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Energy Select Sector SPDR® Fund.  Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index.  The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index (see the information set forth under “Equity Indices— S&P 500® Index” in the index supplement for more information about the S&P 500® Index).  The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.  The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Select Sector Trust or the Energy Select Sector SPDR® Fund, please see the Energy Select Sector SPDR® Fund’s prospectus.  In addition, information about the Select Sector Trust, SSgA FM and the Energy Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the Energy Select SPDR Fund, specifically, or the Select Sector SPDR Funds, in general; any information contained on the Select Sector Trust website; or of any other publicly available information about the Energy Select SPDR Fund. Information contained on the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.

Investment Objective

The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the Energy sector, as represented by the Energy Select Sector Index.  The Energy Select Sector Index includes companies in the following industries: oil, gas & consumable fuels; and energy equipment & services.   For additional information about the Energy Select Sector Index, see the section entitled “The Select Sector Indices” below.

Investment Strategy—Replication

The Energy Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of Energy Select Sector Index, which means that the Energy Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Energy Select Sector Index in approximately the same proportions as the Consumer Select Sector Index.  There may, however, be instances where SSgA FM may choose to overweight another stock in the Energy Select Sector Index, purchase securities not included in the Energy Select Sector Index that SSgA FM believes are appropriate to substitute for a security included in the Energy Select Sector Index or utilize various combinations of other available investment techniques in seeking to track the Energy Select Sector Index.  Under normal market conditions, the Energy Select Sector SPDR® Fund generally invests substantially all, but at least 95%, of its total assets in the securities composing the Energy Select Sector Index. In addition, the Energy Select Sector SPDR® Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM). Swaps, options and futures contracts, convertible securities and structured securities may be used by the Energy Select Sector SPDR® Fund in seeking performance that corresponds to the Energy Select Sector Index and in managing cash flows.  SSgA FM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the Energy Select Sector Index to be reflected in the portfolio composition of the Energy Select Sector SPDR® Fund. The Board of Trustees of the Select Sector Trust may change the Energy Select Sector SPDR® Fund’s investment strategy and certain other policies without shareholder approval.

There may, however, be instances where SSgA FM will utilize a sampling strategy. Sampling means that SSgA FM will use quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, which have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics.  These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

The Energy Select Sector Index is a theoretical financial calculation, while the Energy Select Sector SPDR® Fund is an actual investment portfolio.  The performance of the Energy Select Sector SPDR® Fund and the Energy Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.  For example, it may take several business days for additions and deletions to the Energy Select Sector Index to be reflected in the portfolio composition of the Energy Select Sector SPDR® Fund.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”

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Disclaimer

The Notes are not sponsored, endorsed, sold or promoted by Select Sector Trust or SSgA FM.   Neither the Select Sector Trust nor SSgA FM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the Notes.  Neither the Select Sector Trust nor SSgA FM has any obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

The Select Sector Indices

The Energy Select Sector Index is one of the Select Sector Indices. Specifically, the Energy Select Sector Index is a modified market capitalization-based index and is intended to track the movements of companies that are components of the S&P 500® Index which are involved in the following industries: oil, gas & consumable fuels; and energy equipment & services. As of December 31, 2011, the Energy Select Sector Index was comprised of 42 stocks.

The Select Sector Indices are sub-indices of the S&P 500® Index. Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the combined companies of the nine Select Sector Indices represent all of the companies in the S&P 500® Index. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The nine Select Sector Indices seek to represent the ten S&P 500® Index sectors. The S&P 500® Index sectors, with the approximate percentage of the market capitalization of the S&P 500® Index included in each sector as of August 13, 2012  indicated in parentheses: Consumer Discretionary (10.83%); Consumer Staples (11.20%); Energy (11.34%); Financials (14.25%); Health Care (11.76%); Industrials (10.25%); Information Technology (20.09%); Materials (3.35%); Telecommunication Services (3.28%); and Utilities (3.65%). Merrill, Lynch Pierce Fenner & Smith, Inc, acting as the Index Compilation Agent, determines the composition of the Select Sector Indices after consultation with Standard & Poor’s Financial Services LLC (“S&P”).

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•                  Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•                  The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

•                  The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of that company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index.

•                  Each Select Sector Index is calculated by S&P using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index. However, under certain conditions, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P that a Component Stock’s Select Sector Index assignment should be changed, S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

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Historical Information

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Energy Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Energy Select Sector SPDR® Fund during the term of the Notes.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
March 30, 2007	61.00	54.05	60.24
June 29, 2007	71.10	60.87	69.05
September 28, 2007	75.70	65.05	74.94
December 31, 2007	80.40	71.16	79.22
March 31, 2008	80.40	67.27	73.80
June 30, 2008	90.25	75.10	88.36
September 30, 2008	88.97	61.65	63.77
December 31, 2008	62.36	40.00	47.84
March 31, 2009	51.95	38.12	42.46
June 30, 2009	53.95	43.36	48.07
September 30, 2009	55.89	44.52	53.92
December 31, 2009	59.76	51.97	57.01
March 31, 2010	60.30	53.74	57.52
June 30, 2010	62.07	49.68	49.68
September 30, 2010	56.31	49.38	56.06
December 31, 2010	68.25	56.11	68.25
March 31, 2011	80.01	67.78	79.81
June 30, 2011	80.44	70.99	75.35
September 30, 2011	79.79	62.33	65.62
December 30, 2011	73.04	56.55	69.13
March 31, 2012	76.29	69.46	71.73
June 30, 2012	72.42	62.00	66.37
August 13, 2012*	72.42	64.96	72.10

* For the period starting on July 1, 2012 and ending on August 13, 2012.

Certain Employee Retirement Income Security Act Considerations

Your purchase of a Note in an Individual Retirement Account (an “IRA”), will be deemed to be a representation and warranty by you, as a fiduciary of the IRA and also on behalf of the IRA, that (i) neither the issuer, the placement agent nor any of their respective affiliates has or exercises any discretionary authority or control or acts in a fiduciary capacity with respect to the IRA assets used to purchase the Note or renders investment advice (within the meaning of Section 3(21)(A)(ii) of the Employee Retirement Income Security Act (“ERISA”)) with respect to any such IRA assets and (ii) in connection with the purchase of the Note, the IRA will pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA) and in connection with any redemption of the Note pursuant to its terms will receive at least adequate consideration, and, in making the foregoing representations and warranties, you have (x) applied sound business principles in determining whether fair market value will be paid, and (y) made such determination acting in good faith.

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A. and JPMorgan Securities LLC will act as placement agents for the Notes pursuant to separate placement agency agreements with the issuer and will receive a fee pursuant to its agreement that will not exceed $12.50 per $1,000 principal amount Note. JPMorgan Securities LLC may act on behalf of an affiliate and may reallow all or a portion of fees received in connection with the distribution of the Notes to such affiliate.

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